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                       CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Health Management Systems, Inc.:


We consent to the incorporation by reference of our report dated
November 12,1995 with respect to the financial statements of Health Information Systems Corporation and Subsidiary as of and for the period ended
October 31, 1995, included in the Annual Report (Form 10-K) of Health Management Systems, Inc. for the year ended October 31, 1995, in the Registration Statement (Form S-3) of Health Management Systems, Inc. for the registration of 460,000 shares of its $.01 par value stock.



                                         /s/   ERNST & YOUNG LLP
                                       --------------------------
                                               Ernst & Young LLP




New York, New York
June 20, 1996